CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


As independent petroleum consultants, we hereby consent to the incorporation of our report included in this Form 10-K into Snyder Oil Corporation's previously filed Registration Statements Nos. 33-35546 and 33-48213.




/s/Frederick D. Sewell
Netherland & Sewell


Dallas, Texas
March 11, 1994